UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒                                               Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a–12

THE CHILDREN’S PLACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

THE CHILDREN’S PLACE, INC. ANNOUNCES DATE OF ANNUAL MEETING OF STOCKHOLDERS

The Children’s Place, Inc. (the “Company”) currently expects that the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) will be held on May 10, 2023. The Company will announce the location, time and record date for the 2023 Annual Meeting at a later time.

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS CURRENTLY EXPECTED TO BE HELD ON MAY 10, 2023 AND WHERE TO FIND IT

The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2023 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2023 Annual Meeting. Information regarding the ownership of the Company’s directors and executive officers in the Company common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.